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                                                                    Exhibit 4.1

                       SECOND AMENDMENT TO RIGHTS AGREEMENT

         This SECOND AMENDMENT TO RIGHTS AGREEMENT (this "Amendment"), adopted by the board of directors of Health Net, Inc., a Delaware corporation (f/k/a Foundation Health Systems, Inc. f/k/a Health Systems International, Inc.) (the "Company"), on May 3, 2001 and dated as of May 3, 2001, is by and among the Company, Harris Trust and Savings Bank, an Illinois banking corporation ("Harris Bank"), and Computershare Investor Services, L.L.C., a Delaware limited liability company ("Computershare"). Capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Rights Agreement.

                                   RECITALS
                                   --------

                  WHEREAS, the Company and Harris Bank are parties to a Rights Agreement dated as of June 1, 1996 and amended as of October 1, 1996 (as so amended, the "Rights Agreement");

         WHEREAS, under the Rights Agreement, Harris Bank is appointed as the "Rights Agent" as defined therein;

         WHEREAS, Harris Bank has transferred certain of its operations to Computershare;

         WHEREAS, the parties hereto now desire that Computershare be appointed Rights Agent under the Rights Agreement;

         WHEREAS, the Company deems it advisable to amend the Rights Agreement to reflect the appointment of Computershare as Rights Agent and in certain other respects; and

         WHEREAS, pursuant to Section 27 of the Rights Agreement, the Board of Directors of the Company has determined that an amendment to the Rights Agreement as set forth herein is necessary and desirable, and the Company and the other parties hereto desire to evidence such amendment in writing.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

                  1. APPOINTMENT OF SUBSTITUTE RIGHTS AGENT.

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The Company hereby appoints Computershare to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 of the Rights Agreement, shall, prior to the Distribution Date, also be the holders of the Common Stock and the Class B Common Stock) in accordance with the terms and conditions hereof, and Computershare hereby accepts such appointment to serve as Rights Agent. The appointment of Computershare as Rights Agent is deemed effective as of May 3, 2001 (the "Effective Date"). As of the Effective Date, all references in the Rights Agreement to "Rights Agent" shall be deemed to refer to Computershare, Harris Bank shall no longer be the Rights Agent and Computershare shall be fully responsible for all responsibilities and obligations of Rights Agent under the Rights Agreement.

                  2. AMENDMENT OF SECTION 1(a). Section 1(a) of the Rights Agreement is hereby amended by deleting such section and inserting in lieu thereof the following:

         "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, but shall not include (i) the Company; (ii) any Subsidiary of the Company; (iii) any employee benefit plan of the Company or of any Subsidiary of the Company; (iv) any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan; (v) any Passive Institutional Investor who or which is the Beneficial Owner of less than 17.5% of the shares of Common Stock then outstanding; or (vi) any such Person who or which has reported or is required to report such ownership (but less than 25% of the shares of Common Stock then outstanding) on Schedule 13G under the Exchange Act (as defined below) (or any comparable or successor report) or on
         Schedule 13D under the Exchange Act (or any comparable or successor report) which Schedule 13D does not state any intention to or reserve the right to control or influence the management or policies of the Company or engage in any of the actions specified in Item 4 of such Schedule (other than the disposition of the Common Stock) and, within 10 Business Days of being requested by the Company to advise it regarding the same, certifies to the Company that such Person acquired shares of Common Stock in excess of 14.9% (or, if such Person is a Passive Institutional Investor, 17.4%) of the shares of Common Stock then outstanding inadvertently or without knowledge of the terms of the Rights and who or which, together with all Affiliates and Associates, thereafter does not acquire additional shares of Common Stock while the Beneficial Owner of 15% or more (or, in the case of a Passive Institutional Investor, 17.5% or more) of the shares of Common Stock then outstanding; provided, however, that if the Person requested to so certify fails to do so within 10 Business Days, then such Person shall become


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         an Acquiring Person immediately after such 10 Business Day period.
         Notwithstanding the foregoing, no Person shall become an "Acquiring Person" solely as the result of (i) an acquisition of Common Stock by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by a Person to 15% or more (or, in the case of a Passive Institutional Investor, 17.5% or more) of the shares of Common Stock then outstanding as determined above or (ii) the acquisition by such Person of newly-issued Common Stock directly from the Company (it being understood that a purchase from an underwriter or other intermediary is not directly from the Company); provided, however, that if a Person becomes the Beneficial Owner of 15% or more
         (or, in the case of a Passive Institutional Investor, 17.5% or more) of the shares of Common Stock then outstanding (as determined above) solely by reason of purchases of Common Stock by the Company or the receipt of newly-issued Common Stock directly from the Company and shall, after such purchases or direct issuance by the Company, become the Beneficial Owner of any additional shares of Common Stock by any means whatsoever, then such Person shall be deemed to be an "Acquiring Person"; provided further, however, that any transferee from such Person who or which becomes the Beneficial Owner of 15% or more (or, if such transferee is a Passive Institutional Investor, 17.5% or more) of the shares of Common Stock then outstanding shall nevertheless be deemed to be an "Acquiring Person." The Common Stock issued to and received by stockholders of Foundation Health Corporation ("FHC") pursuant to the Agreement and Plan of Merger, dated October 1, 1996 (the "Merger Agreement"), among the Company, FH Acquisition Corp. and FHC shall be deemed to have been acquired directly from the Company as contemplated by clause (ii) of the second sentence of this Section 1(a) and shall be subject to all other terms of this Section 1(a).

                  3. AMENDMENT OF SECTION 1(b). Section 1(b) of the Rights Agreement is hereby amended by deleting such section and inserting in lieu thereof the following:

         "Adverse Person" shall mean any Person declared to be an Adverse Person by the Board of Directors upon determination that the criteria set forth in Section 11(a)(ii)(B) apply to such Person; provided, however, that the Board of Directors shall not declare any Person who is the Beneficial Owner of 10% or more of the outstanding Common Stock of the Company to be an Adverse Person if such Person has reported or is required to report such ownership on Schedule 13G under the Exchange Act (or any comparable or successor report) or on Schedule 13D under the Exchange Act (or any comparable or successor report) which Schedule 13D does not state any intention to



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         or reserve the right to control or influence the management or policies of the Company or engage in any of the actions specified in Item 4 of such Schedule (other than the disposition of the Common Stock) so long as such Person neither reports nor is required to report such ownership other than as described in this Section 1(b).

                  4. ADDITION OF NEW SECTION 1(h). The following definition of the term "Passive Institutional Investor" is hereby added to the Rights Agreement as a new Section 1(h), and the existing Sections 1(h) through 1(n) are hereby redesignated accordingly as Sections 1(i) through 1(o):

         "Passive Institutional Investor" shall mean a Person who or which, as of March 14, 2001, was the Beneficial Owner of shares of Common Stock representing 15% or more of the shares of Common Stock then outstanding and had a Schedule 13G on file with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1 under the Exchange Act with respect to such beneficial ownership, so long as such Person either

                  (i) (A) is principally engaged in the business of managing investment funds for unaffiliated securities investors and, as part of such Person's duties as agent for fully managed accounts, holds or exercises voting or dispositive power over shares of Common Stock,
                         (B) became the Beneficial Owner of shares of Common Stock pursuant to trading activities undertaken in the ordinary course of such Person's business and not
                         (x) with the purpose or the effect, either alone or in concert with any Person, of controlling or influencing the management or policies of the Company or engaging in any of the actions specified in Item 4 of
                         Schedule 13D under the Exchange Act as in effect on March 14, 2001 (other than the disposition of the Common Stock) or (y) in connection with or as a participant in any transaction having a purpose or effect described in the foregoing clause (x), including any transaction subject to Rule 13d-3(b) under the Exchange Act as in effect on March 14, 2001, and (C) if such Person is a Person included in Rule 13d-1(b)(1)(ii) under the Exchange Act as in effect on March 14, 2001, such Person is not obligated to, and does not, file a Schedule 13D (or any comparable or successor report) with respect to securities of the

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                         Company; or

                (ii) satisfies the criteria set forth in both Rule 13d-1(b)(1)(i) and Rule 13d-1(b)(1)(ii) under the Exchange Act as in effect on March 14, 2001 and is not obligated to, and does not, file a Schedule 13D (or any comparable or successor report) with respect to securities of the Company.

                  5. AMENDMENT OF SECTION 19(a). Section 19(a) of the Rights Agreement is hereby amended by inserting immediately following each occurrence of the word "corporation" the phrase ", trust company or limited liability company (or similar form of entity)".

                  6. AMENDMENT OF SECTION 21. Section 21 of the Rights Agreement is hereby amended by deleting such section (but not the accompanying descriptive heading) and inserting in lieu thereof (immediately after such descriptive heading) the following:

         The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company, and to each transfer agent of the Common Stock, Class B Common Stock and Preferred Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock, Class B Common Stock and Preferred Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation , trust company or limited liability company (or similar form of entity) authorized to conduct business under the laws of the United States or any state of the United States,

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         in good standing, having a principal office in any state of the
         United States, which is authorized under such laws to exercise corporate trust, fiduciary or shareholder services powers and is subject to supervision or examination by federal or state authority. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed;
         but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, Class B Common Stock and the Preferred Stock, and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this
         Section 21, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                  7. AMENDMENT OF SECTION 26. Section 26 of the Rights Agreement is hereby amended

                      (a) by deleting the address given for the Company and inserting in lieu thereof the following:

                           Health Net, Inc.
                           21650 Oxnard Street
                           Woodland Hills, California 91367
                           Attention:  Corporate Secretary

         and

                      (b) by deleting the address given for the Rights Agent and inserting in lieu thereof the following

                           Computershare Investor Services, L.L.C.
                           2 North LaSalle
                           Chicago, Illinois 60602
                           Attention: Todd Schaeffer

                  8. EFFECTIVENESS. This Amendment shall be deemed effective as of the date first written above, as if executed on such date. Except as amended


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hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

                  9. GOVERNING LAW. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed entirely within such State.

                  10.      MISCELLANEOUS.

                      (a) This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                      (b) If any provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                            [Signature page follows.]



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         EXECUTED under seal as of the date first set forth above.


Attest:                         HEALTH NET, INC.


/s/  Eric G. Groen               By: /s/ Michael E. Jansen
---------------------------         -------------------------------------
Name:  Eric G. Groen                Name:  Michael E. Jansen
Title:  Corporate Attorney          Title: Vice President


Attest:                          HARRIS TRUST AND SAVINGS BANK,
                                 as Rights Agent


/s/ Sheryl Walker                By: /s/ Edward W. Lyman
---------------------------         -------------------------------------
Name:  Sheryl Walker                Name:  Edward W. Lyman
Title:  Administrative Assistant    Title:  Vice Chair


Attest:                          COMPUTERSHARE INVESTOR
                                 SERVICES, L.L.C.


/s/ Charles V. Zade              By: /s/ Tod C. Shafer
---------------------------         -------------------------------------
Name:  Charles V. Zade              Name:  Tod C. Shafer
Title:  Relationship Manager        Title:  Group Manager